Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Mark Kochvar
January 27, 2015	Chief Financial Officer
800 Philadelphia Street
Indiana, PA 15701
724.465.4826
mark.kochvar@stbank.net
www.stbancorp.com

S&T Bancorp, Inc. Announces Fourth Quarter and Full Year 2014

Results and Declares Quarterly Dividend

Indiana, Pennsylvania – January 27, 2015 – S&T Bancorp, Inc. (S&T) (NASDAQ: STBA) has announced its fourth quarter and full year 2014 earnings. Fourth quarter earnings were $14.5 million, or $0.49 per diluted share, compared to third quarter of 2014 earnings of $14.7 million, or $0.49 per diluted share, and fourth quarter of 2013 earnings of $11.9 million, or $0.40 per diluted share. Full year 2014 earnings increased 15% to $57.9 million, or $1.95 per diluted share, compared to 2013 earnings of $50.5 million, or $1.70 per diluted share.

Highlights:

•	Total average loans increased $89.5 million, or 2.4%, from the third quarter of 2014 and $259 million, or 7.5%, for the year.

•	Total average deposits increased $123 million, or 4.6%, for the year.

•	Asset quality remained excellent with net charge-offs to average loans of 0.05% for the fourth quarter of 2014 and 0.00% for the year. Net charge-offs for 2014 were only $58 thousand.

•	Expenses were well controlled in 2014, decreasing $0.2 million compared to 2013.

•	S&T declared a $0.18 per share dividend for the fourth quarter compared to $0.16 in the same period a year ago, an increase of 12.5%.

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S&T Earnings Release –2

S&T Bancorp, Inc. Announces Fourth Quarter and Full Year 2014

Results and Declares Fourth Quarter Dividend

(continued)

“We are extremely pleased to report a 15% increase in our earnings for 2014 which was driven by solid loan growth, a stable net interest margin, well controlled expenses and excellent asset quality.” said Todd Brice, president and chief executive officer of S&T. “The execution of our growth strategy continues with the announcement of our merger with Integrity Bancshares, Inc. in south-central Pennsylvania and our planned market expansion into western New York. We are well positioned to build upon the momentum that we are experiencing into 2015.”

Net Interest Income

Net interest income increased $0.5 million to $38.1 million compared to $37.5 million in the prior quarter. Net interest margin on a fully taxable equivalent basis (FTE) decreased to 3.43% compared to 3.50% in the third quarter of 2014. Net interest margin was impacted by lower loan rates during the fourth quarter and slightly higher deposit costs. Loan rates declined 4 basis points to 3.98% compared to 4.02% in the third quarter of 2014. Despite the lower net interest margin rate, net interest income increased due to average loan growth of $89.5 million, or 2.4%, from the third quarter of 2014.

Asset Quality

Total nonperforming loans decreased to $12.5 million, or 0.32% of total loans at December 31, 2014 compared to $13.5 million, or 0.35% of total loans at September 30, 2014. Net charge-offs for the fourth quarter of 2014 were $0.5 million compared to net charge-offs of $0.7 million in the third quarter of 2014. The provision for loan losses was $1.1 million in the fourth quarter of 2014 compared to $1.5 million in the third quarter of 2014. The allowance for loan losses was $47.9 million, or 1.24% of total loans, compared to $47.3 million, or 1.24% of total loans, at September 30, 2014.

Noninterest Income and Expense

Noninterest income decreased $0.7 million to $11.2 million compared to $11.9 million in the third quarter of 2014. The decrease in noninterest income was primarily due to

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S&T Earnings Release –3

S&T Bancorp, Inc. Announces Fourth Quarter and Full Year 2014

Results and Declares Fourth Quarter Dividend

(continued)

seasonality in our insurance and merchant businesses. Noninterest expense increased $1.3 million to $29.7 million compared to $28.4 million in the third quarter of 2014. The increase was mainly due to merger related expenses of $0.7 million, a $0.3 million increase in professional services and legal related to a consulting project and a $0.5 million increase in other expense primarily related to a contract termination fee.

2014 Full Year Results

Full year 2014 earnings increased $7.4 million, or 15%, to $57.9 million, or $1.95 per diluted share, compared to $50.5 million, or $1.70 per diluted share for 2013. Return on average assets increased 10 basis points to 1.22% compared to 1.12% for 2013 and return on average equity increased 50 basis points to 9.71% compared to 9.21% for 2013. The improvement in earnings was primarily due to an increase in net interest income of $8.8 million, or 6.4%, and a decrease in the provision for loan losses of $6.6 million, or 79%. The increase in net interest income was primarily due to strong average loan growth of $259 million during 2014. Net interest margin was stable at 3.50% for both 2014 and 2013. The provision for loan losses decreased due to a significant improvement in asset quality with only $58 thousand in net charge-offs in 2014. Despite significant growth in 2014, expenses remained well controlled with a decrease of $0.2 million.

Asset quality improved significantly throughout 2014. Total nonperforming loans were $12.5 million, or 0.32% of total loans, at December 31, 2014, which represents a 45% decrease from $22.5 million, or 0.63% of total loans, at December 31, 2013. Special mention and substandard loans also decreased $49.1 million, or 26%, to $138.6 million from $187.7 million at December 31, 2013.

S&T’s growth strategy continued in 2014 with expansion through a new loan production office in Central Ohio and a new branch and lending team in State College, Pennsylvania.

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S&T Earnings Release –4

S&T Bancorp, Inc. Announces Fourth Quarter and Full Year 2014

Results and Declares Fourth Quarter Dividend

(continued)

The merger with Integrity Bancshares, Inc. was announced on October 30, 2014 and is expected to close in the first quarter of 2015. Integrity has eight branches in south-central Pennsylvania and assets of $844 million as of December 31, 2014.

Financial Condition

Total assets increased $57.9 million to $5.0 billion at December 31, 2014 compared to $4.9 billion at September 30, 2014 and increased $432 million compared to $4.5 billion at December 31, 2013. Portfolio loan growth was strong during the quarter with an increase of $67.6 million, or a 7.1% annualized rate. Commercial loans grew $71.0 million during the quarter, or a 10% annualized rate, due to growth in the commercial and industrial and construction portfolios. Total deposits were unchanged at $3.9 billion for the quarter. S&T’s risk-based capital ratios were little changed this quarter with retained earnings growth keeping pace with loan growth. All capital ratios remain significantly above the well-capitalized thresholds of federal bank regulatory agencies.

Dividend

The Board of Directors of S&T declared a $0.18 per share cash dividend at its regular meeting held January 26, 2015. This is an increase of 12.5% compared to a common stock dividend of $0.16 per share declared in the fourth quarter of 2013. The dividend is payable February 26, 2015 to shareholders of record on February 12, 2015. Dividends declared in 2014 increased $0.07, or 11.5%, to $0.68 compared to $0.61 for 2013.

Conference Call

S&T will host its fourth quarter 2014 earnings conference call live over the Internet at 1:00 p.m. ET on Tuesday, January 27, 2015. To access the webcast, go to S&T’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select “4th Quarter 2014 Conference Call” and follow the instructions.

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S&T Earnings Release –5

S&T Bancorp, Inc. Announces Fourth Quarter and Full Year 2014

Results and Declares Fourth Quarter Dividend

(continued)

About S&T Bancorp, Inc.

Headquartered in Indiana, Pennsylvania, S&T Bank operates offices within Allegheny, Armstrong, Blair, Butler, Cambria, Centre, Clarion, Clearfield, Indiana, Jefferson, Washington and Westmoreland counties, as well as loan production offices in northeast and central Ohio. With assets of $5.0 billion, S&T stock trades on the NASDAQ Global Select Market System under the symbol STBA. For more information, visit www.stbancorp.com.

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, change in interest rates, deposit flows, loan demand, and asset quality, including real estate and other collateral values and competition. In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), S&T management uses and this press release contains or references, certain non-GAAP financial measures, such as net interest income on a fully taxable equivalent basis. S&T believes these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of others in the financial services industry. Although S&T believes that these non-GAAP financial measures enhance investors’ understanding of S&T’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. A reconciliation of these non-GAAP financial measures is presented in the attached selected financial data spreadsheet. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.

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S&T Bancorp, Inc.	S&T Earnings Release –6
Consolidated Selected Financial Data
Unaudited

	For the Twelve Months Ended December 31,
(dollars in thousands, except per share data)	2014	2013
INTEREST INCOME
Loans, including fees	$147,293	$142,492
Investment securities:
Taxable	8,983	7,478
Tax-exempt	3,857	3,401
Dividends	390	385

Total Interest Income	160,523	153,756

INTEREST EXPENSE
Deposits	10,128	11,406
Borrowings and junior subordinated debt securities	2,353	3,157

Total Interest Expense	12,481	14,563

NET INTEREST INCOME	148,042	139,193
Provision for loan losses	1,715	8,311

Net Interest Income After Provision for Loan Losses	146,327	130,882

NONINTEREST INCOME
Securities gains, net	41	5
Wealth management fees	11,343	10,696
Debit and credit card fees	10,781	10,931
Service charges on deposit accounts	10,559	10,488
Insurance fees	5,955	6,248
Mortgage banking	917	2,123
Gain on sale of merchant card servicing business	—	3,093
Other	6,742	7,943

Total Noninterest Income	46,338	51,527

NONINTEREST EXPENSE
Salaries and employee benefits	60,442	60,847
Data processing	8,737	8,263
Net occupancy	8,211	8,018
Furniture and equipment	5,317	4,883
Professional services and legal	3,717	4,184
Marketing	3,316	2,929
Other taxes	2,905	3,743
FDIC insurance	2,436	2,772
Merger related expenses	689	838
Other	21,470	20,915

Total Noninterest Expense	117,240	117,392

Income Before Taxes	75,425	65,017
Provision for income taxes	17,515	14,478

Net Income	$57,910	$50,539

Per Share Data:
Average shares outstanding - diluted	29,708,724	29,682,553
Average shares outstanding - two-class method	29,768,021	29,733,721
Diluted earnings per share (1)	$1.95	$1.70
Dividends declared per share	$0.68	$0.61
Dividends paid to net income	34.89%	35.89%

Profitability Ratios
Return on average assets	1.22%	1.12%
Return on average tangible assets (3)	1.28%	1.19%
Return on average shareholders’ equity	9.71%	9.21%
Return on average tangible shareholders’ equity (4)	14.02%	13.94%

Efficiency ratio (FTE) (2)	58.67%	60.03%

S&T Bancorp, Inc.	S&T Earnings Release –7
Consolidated Selected Financial Data
Unaudited

	2014	2014	2013
	Fourth	Third	Fourth
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST INCOME
Loans, including fees	$37,797	$37,233	$35,949
Investment securities:
Taxable	2,503	2,313	1,847
Tax-exempt	985	964	888
Dividends	96	95	95

Total Interest Income	41,381	40,605	38,779

INTEREST EXPENSE
Deposits	2,662	2,480	2,536
Borrowings and junior subordinated debt securities	653	596	589

Total Interest Expense	3,315	3,076	3,125

NET INTEREST INCOME	38,066	37,529	35,654
Provision for loan losses	1,106	1,454	1,562

Net Interest Income After Provision for Loan Losses	36,960	36,075	34,092

NONINTEREST INCOME
Securities gains, net	—	—	—
Wealth management fees	2,795	2,756	2,553
Debit and credit card fees	2,645	2,909	2,566
Service charges on deposit accounts	2,677	2,799	2,744
Insurance fees	1,132	1,722	1,092
Mortgage banking	251	270	465
Other	1,720	1,475	1,892

Total Noninterest Income	11,220	11,931	11,312

NONINTEREST EXPENSE
Salaries and employee benefits	14,471	14,823	15,201
Data processing	2,271	2,152	2,083
Net occupancy	1,993	2,004	1,986
Furniture and equipment	1,460	1,308	1,260
Professional services and legal	1,229	950	1,045
Marketing	981	757	841
Other taxes	543	839	790
FDIC insurance	618	607	660
Merger related expenses	689	—	—
Other	5,465	5,000	5,581

Total Noninterest Expense	29,720	28,440	29,447

Income Before Taxes	18,460	19,566	15,957
Provision for income taxes	3,963	4,906	4,098

Net Income	$14,497	$14,660	$11,859

Per Share Data:
Shares outstanding at end of period	29,796,397	29,796,397	29,737,725
Average shares outstanding - diluted	29,718,321	29,714,612	29,691,844
Average shares outstanding - two-class method	29,796,397	29,796,397	29,737,725
Diluted earnings per share (1)	$0.49	$0.49	$0.40
Dividends declared per share	$0.18	$0.17	$0.16
Dividend yield	2.42%	2.90%	2.53%
Dividends paid to net income	36.87%	34.43%	40.12%
Book value	$20.42	$20.33	$19.21
Tangible book value (6)	$14.46	$14.37	$13.22
Market value	$29.81	$23.46	$25.31

Profitability Ratios
Return on average assets	1.17%	1.21%	1.03%
Return on average tangible assets (7)	1.22%	1.26%	1.10%
Return on average shareholders’ equity	9.38%	9.68%	8.40%
Return on average tangible shareholders’ equity (8)	13.35%	13.90%	12.58%

Efficiency ratio (FTE) (2)	58.67%	55.95%	61.04%

S&T Bancorp, Inc.	S&T Earnings Release –8
Consolidated Selected Financial Data
Unaudited

	2014	2014	2013
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$109,580	$143,831	$108,356
Securities available-for-sale, at fair value	640,273	615,657	509,425
Loans held for sale	2,970	3,126	2,136
Commercial loans:
Commercial real estate	1,682,236	1,691,649	1,607,756
Commercial and industrial	994,138	946,366	842,449
Commercial construction	216,148	183,509	143,675

Total Commercial Loans	2,892,522	2,821,524	2,593,880
Consumer loans:
Residential mortgage	489,586	491,404	487,092
Home equity	418,563	418,659	414,195
Installment and other consumer	65,567	66,607	67,883
Consumer construction	2,508	2,995	3,149

Total Consumer Loans	976,224	979,665	972,319

Total portfolio loans	3,868,746	3,801,189	3,566,199
Allowance for loan losses	(47,911)	(47,316)	(46,255)

Total portfolio loans, net	3,820,835	3,753,873	3,519,944
Goodwill	175,820	175,820	175,820
Other assets	215,208	214,437	217,509

Total Assets	$4,964,686	$4,906,744	$4,533,190

LIABILITIES
Deposits:
Noninterest-bearing demand	$1,083,919	$1,077,505	$992,779
Interest-bearing demand	335,099	336,720	312,790
Money market	376,612	295,559	281,403
Savings	1,027,095	1,048,175	994,805
Certificates of deposit	1,086,117	1,143,142	1,090,531

Total Deposits	3,908,842	3,901,101	3,672,308

Securities sold under repurchase agreements	30,605	23,084	33,847
Short-term borrowings	290,000	265,000	140,000
Long-term borrowings	19,442	20,042	21,810
Junior subordinated debt securities	45,619	45,619	45,619
Other liabilities	61,789	46,001	48,300

Total Liabilities	4,356,297	4,300,847	3,961,884

SHAREHOLDERS’ EQUITY
Total Shareholders’ Equity	608,389	605,897	571,306

Total Liabilities and Shareholders’ Equity	$4,964,686	$4,906,744	$4,533,190

Capitalization Ratios
Shareholders’ equity / assets	12.25%	12.35%	12.60%
Tangible common equity / tangible assets (9)	9.00%	9.05%	9.03%
Tier 1 leverage ratio	9.80%	9.88%	9.75%
Risk-based capital - tier 1	12.34%	12.35%	12.37%
Risk-based capital - total	14.27%	14.29%	14.36%

S&T Bancorp, Inc.	S&T Earnings Release –9
Consolidated Selected Financial Data
Unaudited

	For the Twelve Months Ended December 31,
(dollars in thousands)	2014		2013
Net Interest Margin (FTE) (YTD Averages)
ASSETS
Loans	$3,707,807	4.06%	$3,448,529	4.22%
Taxable investment securities	443,187	1.99%	371,099	2.01%
Tax-exempt investment securities	128,750	4.61%	110,009	4.76%
Federal Home Loan Bank and other restricted stock	14,083	3.43%	13,692	0.78%
Interest-bearing deposits with banks	92,972	0.25%	167,952	0.26%

Total Interest-earning Assets	4,386,799	3.78%	4,111,281	3.86%

Noninterest-earning assets	375,564		394,511

Total Assets	$4,762,363		$4,505,792

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing demand	$321,907	0.02%	$309,748	0.02%
Money market	321,294	0.16%	319,831	0.14%
Savings	1,033,482	0.16%	1,001,209	0.17%
Certificates of deposit	905,346	0.79%	973,339	0.92%
CDARS and brokered deposits	226,169	0.34%	81,112	0.29%
Securities sold under repurchase agreements	28,372	0.01%	54,057	0.12%
Short-term borrowings	164,811	0.31%	101,973	0.27%
Long-term borrowings	20,571	3.00%	24,312	3.07%
Junior subordinated debt securities	45,619	2.68%	65,989	3.14%

Total Interest-bearing Liabilities	3,067,571	0.41%	2,931,570	0.50%

Noninterest-bearing demand	1,046,606		955,475
Other liabilities	52,031		69,976
Shareholders’ equity	596,155		548,771

Total Liabilities and Shareholders’ Equity	$4,762,363		$4,505,792

Net Interest Margin (5)		3.50%		3.50%

	2014		2014		2013
(dollars in thousands)	Fourth Quarter		Third Quarter		Fourth Quarter

Net Interest Margin (FTE) (QTD Averages)
ASSETS
Loans	$3,845,351	3.98%	$3,755,862	4.02%	$3,537,426	4.12%
Taxable investment securities	489,030	1.99%	458,378	2.00%	386,177	1.91%
Tax-exempt investment securities	134,355	4.51%	129,400	4.58%	114,301	4.78%
Federal Home Loan Bank and other restricted stock	14,420	4.17%	15,740	3.02%	14,021	1.41%
Interest-bearing deposits with banks	79,041	0.27%	58,033	0.23%	113,662	0.28%

Total Interest-earning Assets	4,562,197	3.72%	4,417,413	3.77%	4,165,587	3.82%

Noninterest-earning assets	373,068		379,290		385,449

Total Assets	$4,935,265		$4,796,703		$4,551,036

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing demand	$335,479	0.02%	$326,711	0.02%	$313,942	0.02%
Money market	299,732	0.17%	308,166	0.17%	290,159	0.13%
Savings	1,048,359	0.16%	1,035,281	0.15%	1,009,515	0.15%
Certificates of deposit	923,468	0.81%	888,163	0.76%	935,590	0.81%
CDARS and brokered deposits	233,650	0.36%	249,659	0.36%	139,926	0.32%
Securities sold under repurchase agreements	25,137	0.01%	21,243	0.01%	26,384	0.01%
Short-term borrowings	249,185	0.32%	172,228	0.31%	146,957	0.30%
Long-term borrowings	19,685	2.96%	20,282	2.97%	22,043	3.00%
Junior subordinated debt securities	45,619	2.67%	45,619	2.68%	45,619	2.70%

Total Interest-bearing Liabilities	3,180,314	0.41%	3,067,352	0.40%	2,930,135	0.42%

Noninterest-bearing demand	1,091,638		1,074,564		993,653
Other liabilities	50,033		53,860		67,451
Shareholders’ equity	613,280		600,927		559,797

Total Liabilities and Shareholders’ Equity	$4,935,265		$4,796,703		$4,551,036

Net Interest Margin (10)		3.43%		3.50%		3.52%

S&T Bancorp, Inc.	S&T Earnings Release –10
Consolidated Selected Financial Data
Unaudited

	For the Twelve Months Ended December 31,
(dollars in thousands)	2014	2013
Asset Quality Data
Net loan charge-offs	$58	$8,540
Net loan charge-offs / average loans	0.00%	0.25%

	2014		2014		2013
(dollars in thousands)	Fourth Quarter		Third Quarter		Fourth Quarter
Nonperforming Loans (NPL)
Commercial loans:		% NPL		% NPL		% NPL
Commercial real estate	$4,434	0.26%	$5,174	0.31%	$10,750	0.67%
Commercial and industrial	1,622	0.16%	2,426	0.26%	3,296	0.39%
Commercial construction	1,974	0.91%	1,889	1.03%	2,742	1.91%

Total Nonperforming Commercial Loans	8,030	0.28%	9,489	0.34%	16,788	0.65%
Consumer loans:
Residential mortgage	2,336	0.48%	2,248	0.46%	3,338	0.69%
Home equity	2,060	0.49%	1,735	0.41%	2,291	0.55%
Installment and other consumer	31	0.05%	30	0.05%	37	0.05%
Consumer construction	—	—	—	—	—	—

Total Nonperforming Consumer Loans	4,427	0.45%	4,013	0.41%	5,666	0.58%

Total Nonperforming Loans	$12,457	0.32%	$13,502	0.35%	$22,454	0.63%

	2014	2014	2013
(dollars in thousands)	Fourth Quarter	Third Quarter	Fourth Quarter
Asset Quality Data
Nonperforming loans	$12,457	$13,502	$22,454
Assets acquired through foreclosure or repossession	166	200	410
Nonperforming assets	12,623	13,702	22,864
Troubled debt restructurings (nonaccruing)	5,436	4,929	10,067
Troubled debt restructurings (accruing)	36,983	37,273	39,229
Total troubled debt restructurings	42,419	42,202	49,296
Nonperforming loans / loans	0.32%	0.35%	0.63%
Nonperforming assets / loans plus OREO	0.33%	0.36%	0.64%
Allowance for loan losses / loans	1.24%	1.24%	1.30%
Allowance for loan losses / nonperforming loans	385%	350%	206%
Net loan charge-offs	$511	$718	$3,290
Net loan charge-offs / average loans	0.05%	0.08%	0.37%

S&T Bancorp, Inc.	S&T Earnings Release –11
Consolidated Selected Financial Data
Unaudited

Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

(1)	Diluted earnings per share under the two-class method is determined on the net income reported on the income statement less earnings allocated to participating securities.
(2)	Noninterest expense divided by noninterest income plus net interest income, on a fully taxable equivalent (FTE) basis.

	For the Twelve Months Ended December 31,
	2014	2013

(3) Return on Average Tangible Assets (non-GAAP)
Net income	$57,910	$50,539
Plus: amortization of intangibles net of tax	734	1,034

Net income before amortization of intangibles	58,644	51,573

Average total assets	4,762,363	4,505,792
Less: average goodwill and other intangibles, net of deferred tax liability	(177,881)	(178,757)

Average tangible assets (non-GAAP)	$4,584,482	$4,327,035
Return on average tangible assets (non-GAAP)	1.28%	1.19%

(4) Return on Average Tangible Shareholders’ Equity (non-GAAP)
Net income	$57,910	$50,539
Plus: amortization of intangibles net of tax	734	1,034

Net income before amortization of intangibles	58,644	51,573

Average total shareholders’ equity	596,155	548,771
Less: average goodwill and other intangibles, net of deferred tax liability	(177,881)	(178,757)

Average tangible equity (non-GAAP)	$418,274	$370,014
Return on average tangible equity (non-GAAP)	14.02%	13.94%

(5) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$160,523	$153,756
Less: interest expense	(12,481)	(14,563)

Net interest income per consolidated statements of net income	148,042	139,193
Plus: taxable equivalent adjustment	5,461	4,850

Net interest income (FTE) (non-GAAP)	153,503	144,043
Average earning assets	$4,386,799	$4,111,281
Net interest margin - (FTE) (non-GAAP)	3.50%	3.50%

S&T Bancorp, Inc.	S&T Earnings Release –12
Consolidated Selected Financial Data
Unaudited

Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2014	2014	2013
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter

(6) Tangible Book Value (non-GAAP)
Total shareholders’ equity	$608,389	$605,897	$571,306
Less: goodwill and other intangible assets, net of deferred tax liability	(177,530)	(177,696)	(178,264)

Tangible common equity (non-GAAP)	$430,859	$428,201	$393,042
Common shares outstanding	29,796	29,796	29,738
Tangible book value (non-GAAP)	$14.46	$14.37	$13.22

(7) Return on Average Tangible Assets (non-GAAP)
Net income	$57,514	$58,162	$47,051
Plus: amortization of intangibles net of tax	659	671	950

Net income before amortization of intangibles	58,173	58,833	48,001

Average total assets	4,935,265	4,796,703	4,551,036
Less: average goodwill and other intangibles, net of deferred tax liability	(177,619)	(177,783)	(178,380)

Average tangible assets (non-GAAP)	$4,757,646	$4,618,920	$4,372,656
Return on average tangible assets (non-GAAP)	1.22%	1.26%	1.10%

(8) Return on Average Tangible Shareholders’ Equity (non-GAAP)
Net income	$57,514	$58,162	$47,051
Plus: amortization of intangibles net of tax	659	671	950

Net income before amortization of intangibles	58,173	58,833	48,001

Average total shareholders’ equity	613,280	600,927	559,797
Less: average goodwill and other intangibles, net of deferred tax liability	(177,619)	(177,783)	(178,380)

Average tangible equity (non-GAAP)	$435,661	$423,144	$381,417
Return on average tangible equity (non-GAAP)	13.35%	13.90%	12.58%

(9) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders’ equity	$608,389	$605,897	$571,306
Less: goodwill and other intangible assets, net of deferred tax liability	(177,530)	(177,696)	(178,264)

Tangible common equity (non-GAAP)	430,859	428,201	393,042

Total assets	4,964,686	4,906,744	4,533,190
Less: goodwill and other intangible assets, net of deferred tax liability	(177,530)	(177,696)	(178,264)

Tangible assets (non-GAAP)	$4,787,156	$4,729,048	$4,354,926
Tangible common equity to tangible assets (non-GAAP)	9.00%	9.05%	9.03%

(10) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$41,381	$40,605	$38,779
Less: interest expense	(3,315)	(3,076)	(3,125)

Net interest income per consolidated statements of net income	38,066	37,529	35,654
Plus: taxable equivalent adjustment	1,371	1,373	1,280

Net interest income (FTE) (non-GAAP)	39,437	38,902	36,934
Net interest income (FTE)	156,462	154,339	146,532
Average earning assets	$4,562,197	$4,417,413	$4,165,587
Net interest margin - (FTE) (non-GAAP)	3.43%	3.50%	3.52%